UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2005 (November 1, 2005)

Date of Report (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                  Material Modification to Rights of Security Holders.

Pursuant to a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”), a one (1)-for-five (5) reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.01 per share (“Common Stock”), became effective at 5:00 p.m., Eastern Standard Time, on November 1, 2005 (such time on such date, the “Effective Time”).  Pursuant to the Reverse Stock Split, at the Effective Time, each five (5) shares of Common Stock issued and outstanding immediately prior to the Effective Time were automatically combined into and became one (1) share of Common Stock.  No fractional shares were issued in connection with the Reverse Stock Split, and cash will be paid in lieu of fractional shares.  Immediately after giving effect to the Reverse Stock Split, the Company had approximately 10.5 million shares of Common Stock outstanding, subject to reduction for fractional shares.  The Reverse Stock Split did not change the number of authorized shares of Common Stock, which is 200,000,000 shares, alter the par value of the Common Stock, which is $0.01 per share, or modify any voting rights or other terms of the Common Stock.  As a result of the Reverse Stock Split, at the Effective Time, the per share exercise price of, and the number of shares of Common Stock underlying, Company stock options outstanding immediately prior to the Effective Time were automatically proportionally adjusted, based on the 1-for-5 split ratio, in accordance with the terms of such options.

Pursuant to the Rights Agreement dated as of January 24, 2001 between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”), as a result of the Reverse Stock Split, the number of Rights (as defined in the Rights Agreement) associated with each share of Common Stock was automatically proportionally adjusted so that (i) at the Effective Time, five (5) Rights were then associated with each outstanding share of Common Stock and (ii) from and after the Effective Time, so long as the Rights are attached to the Common Stock, five (5) Rights (subject to further adjustment pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or transferred by the Company in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2005	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer, Treasurer and Assistant Secretary